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                                                                      EXHIBIT 21

                                 SUBSIDIARIES

 The Registrant, Bolt Technology Corporation, a Connecticut Corporation, has no
                                    parent.

              The following are the subsidiaries of the Registrant
                               (at June 30, 2000)

                                                         State of
                                                      Incorporation
                                                      -------------

        Bolt International Corporation                 Connecticut

        Bolt Export Corporation                        United States,
                                                       Virgin Islands

        Custom Products Corporation                    Connecticut

        A-G Geophysical Products, Inc.                 Texas


The names of certain subsidiaries are omitted since such subsidiaries considered in the aggregate would not constitute a significant subsidiary at the end of the year covered by this report.